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                                                                 Exhibit (10)(l)

                           CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997

I.   BASE PAY

     All base pay will be reviewed as of October 1, 1997 and adjustments made as required.

II.  DEFINITIONS

     Acct/Admin/Adv/Int/Whse/Landlord - all expenses of the support units,
     --------------------------------
     including, but not limited to: accounting, administrative, advertising, interest, warehouse and landlord unit expenses.

     Annual Bonus Pool - the total amount of bonus earned by all retail units.
     -----------------

     Participant - an individual Store Manager or Assistant Manager who is
     -----------
     eligible to receive a share of the Store Bonus Pool.

     Retail Days - the total number of days in the fiscal year for all retail
     -----------
     units combined. For example:

     16 store open all year = 16 x 365 days     5,840 days
     1 store opens on November 1 = 1 x 334 days   334 days
                                                -----
          Retail Days                           6,174 days
                                                =====

     Retail Net Profit - the net profit of all retail units, after all expense
     -----------------
     and allocation of Acct/Admin/Adv/Whse/Landlord.

     Store Bonus Pool - the amount of bonus allocated to an individual retail
     ----------------
     unit.

III. PROFIT SHARING BONUS

A. An Annual Bonus Pool will be computed based on the Retail Net Profit as follows:

     (1) 6% of Retail Net Profit until the prior fiscal year's Retail Net Profit is exceeded. If Retail Net Profit exceeds 15% of sales, then the bonus rate will be 8% of Retail Net Profit until the prior fiscal year's Retail Net Profit is exceeded.
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                           CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997

     (2) 12% of Retail Net Profit increased over the prior fiscal year's Retail Net Profit.

          Example:
          Retail Net Profit Calculation:

                                                               Current Year   Prior Year
          Sales                                                 $29,500,000   $24,000,000
          Cost of goods sold                                     15,900,000    12,700,000
                                                               --------------------------
          Gross profit                                           13,600,000    11,300,000

          Retail payroll expenses                                 3,800,000     3,100,000
          Retail operating expenses                               2,300,000     2,100,000
          Retail Rent expense                                     2,400,000     2,400,000
          General & administrative expenses                       2,200,000     2,000,000
          Advertising expenses                                    1,200,000     1,100,000
          Depreciation & amortization                               400,000       450,000
          Net interest expense (income)                            (200,000)     (150,000)
                                                               --------------------------
          Retail Net Profit                                     $ 1,500,000   $   300,000
                                                               ==========================

          $1,200,000 increase current year over prior year.
          Annual Bonus Pool Calculation:

          6% of first year =         $ 18,000
          12% of increase =           144,000
          Annual Bonus Pool           162,000

B. The Annual Bonus Pool is divided and awarded to each store management team on the basis of a fraction multiplied by the amount of the bonus pool. The numerator is the number of days that the store was open during the year, and the denominator of the fraction is the total number of Retail Days. For example:

       Annual Bonus Pool                             $162,000
       Total Retail Days                                6,174
       Store bonus rate per day                       x 26.24
       Example store opened November 1 (334 days)       x 334
                                                     --------
       Store Bonus Pool                              $  8,764
                                                     ========

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                           CALLOWAY'S NURSERY, INC.
                      STORE MANAGEMENT COMPENSATION PLAN
                  (FOR STORE MANAGERS AND ASSISTANT MANAGERS)
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997


C. Eighty percent (80%) of the Store Bonus Pool will be allocated to the store manager and twenty percent (20%) will be allocated to the assistant manager serving in that particular store. In the event there is more than one store manager assigned to a store at the same time, the 80% allocation for the store manager position shall be split evenly between the store managers based on the number of days there are more than one. In the event there is more than one assistant manager assigned to a store at the same time, the twenty percent allocation for the assistant manager position shall be split evenly between the assistant managers based on the number of days there are more than one.

D. A Participant serving in more than one store during the fiscal year will receive a bonus from each store based on the number of days that the individual served as manager or assistant manager in a given store. For example, a manager who moves from Store A to Store B on September 1 will receive 335/365ths of the bonus from Store A and 30/365ths of the bonus from Store B.

E. An individual who becomes a Participant during the year by assuming a position as manager or assistant manager in a store will receive a bonus from that store based on the number of days that the individual served as manager or assistant manager in such store. For example: an individual who is promoted to manager of Store A on September 1 will receive 30/365ths of the bonus for Store A.

IV.  GENERAL PROVISIONS

A. No bonus accrued for any reason on any amounts less than "0", or break-even. For the purposes of calculating improvements over a prior year, no bonus is calculated on amounts less than break-even.

B. All bonuses are payable after the end of the fiscal year and no bonus will be paid in the event of termination of employment on or prior to September 30, 1997, whether termination be voluntary or involuntary, with cause or without cause.

C. For purposes of all calculation under the plan, the amounts shall be taken from the Company's audited financial statements, except that Goodwill amortization expenses shall be calculated using a forty (40) year straight-line amortization based on the original amount of Goodwill "pushed down" to the Company.